Exhibit 99.1

NEWS RELEASE

4955 Technology Way ∎ Boca Raton, Florida 33431 ∎ www.geogroup.com

CR-26-18

THE GEO GROUP REPORTS THIRD QUARTER 2026 RESULTS

AND UPDATES FULL YEAR 2026 GUIDANCE

•	3Q26 Revenues Increased 12% to $761.1 Million

•	3Q26 Net Income Attributable to GEO Operations of $49.2 Million

•	3Q26 Adjusted Net Income Increased 48% to $51.8 Million

•	3Q26 Adjusted EBITDA Increased 21% to $145.3 Million

•	Guidance for FY26 Revenues of $2.975-$3.025 Billion

•	Guidance for FY26 Net Income Attributable to GEO Operations Increased to $726.3-$730.5 Million, Including Gain on Sale of Adelanto, Calif. ICE Complex

•	Guidance for FY26 Adjusted Net Income Increased to $185-$190 Million, or $1.40-$1.44 Per Diluted Share

•	Guidance for FY26 Adjusted EBITDA Increased to $568-$573 Million

Boca Raton, Fla. – November 5, 2026 — The GEO Group, Inc. (NYSE: GEO) (“GEO”, “we” or the “Company”), a leading provider of contracted support services for secure facilities, processing centers, and reentry centers, as well as enhanced in-custody rehabilitation, post-release support, and electronic monitoring programs, reported its financial results for the third quarter 2026 and updated fourth quarter 2026 and full year 2026 financial guidance.

For the third quarter 2026, we reported total revenues of $761.1 million compared to $682.3 million for the third quarter 2025, reflecting a 12 percent increase. We reported third quarter 2026 net income attributable to GEO Operations of $49.2 million, or $0.37 per diluted share, compared to net income attributable to GEO Operations of $173.9 million, or $1.24 per diluted share, for the third quarter 2025, which included a gain on asset divestitures and other unusual or non-recurring items.

Third quarter 2026 results reflect $3.5 million, pre-tax, in combined non-cash contingent liability and litigation and settlement costs, start-up expenses, transaction fees, employee restructuring expenses, and close-out expenses. Excluding these items, we reported adjusted net income for the third quarter 2026 of $51.8 million, or $0.39 per diluted share, compared to $35.0 million, or $0.25 per diluted share, for the third quarter 2025, reflecting a 48 percent increase.

We reported third quarter 2026 Adjusted EBITDA of $145.3 million, compared to $120.1 million for the third quarter 2025, reflecting a 21 percent increase.

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Contact: Pablo E. Paez	(866) 301 4436
Executive Vice President, Corporate Relations

NEWS RELEASE

George C. Zoley, GEO’s Chairman, Chief Executive Officer and Founder, said, “Our diversified business units have continued to deliver strong financial and operational performance throughout 2026, and our third quarter 2026 results marked a record-breaking quarter for GEO, with the highest level of quarterly revenues and adjusted EBITDA ever reported in our company’s history. Our better-than-expected performance in 2026 has been driven by the significant revenue growth from the new or expanded contracts that we entered into throughout 2025. So far in 2026, we have had an even more successful year, entering into new or expanded contracts with an overall value of approximately $500 million in incremental annual revenues.”

“We are pleased with the recent $950 million sale of the Adelanto, California U.S. Immigration and Customs Enforcement (“ICE”) Complex, and we remain engaged in an active process for the potential sale of multiple other company-owned facilities to ICE. Given the intrinsic value of our assets, including 48,000 owned beds; our strong financial performance in providing diversified secure support services; and our expected future growth, we believe that our stock continues to be significantly undervalued and that share repurchases are therefore a paramount capital allocation priority for our Company,” Zoley added.

Results for the First Nine Months of 2026

For the first nine months of 2026, we reported total revenues of $2.2 billion compared to $1.9 billion for the first nine months of 2025, reflecting a 14 percent increase. We reported net income attributable to GEO Operations for the first nine months of 2026 of $135.1 million, or $1.02 per diluted share, compared to net income attributable to GEO Operations of $222.6 million, or $1.58 per diluted share, for the first nine months of 2025, which included a gain on asset divestitures and other unusual or non-recurring items.

Results for the first nine months of 2026 reflect $5.6 million, pre-tax, in combined loss on asset divestitures/impairment, non-cash contingent liability and litigation and settlement costs, start-up expenses, transaction fees, employee restructuring expenses, and close-out expenses. Excluding these items, we reported adjusted net income for the first nine months of 2026 of $139.2 million, or $1.05 per diluted share, compared to $85.3 million, or $0.61 per diluted share, for the first nine months of 2025, reflecting a 63 percent increase.

We reported Adjusted EBITDA for the first nine months of 2026 of $418.7 million, compared to $338.5 million for the first nine months of 2025, reflecting a 24 percent increase.

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Contact: Pablo E. Paez	(866) 301 4436
Executive Vice President, Corporate Relations

NEWS RELEASE

Operational Highlights

We entered into a five-year support services contract, effective July 9, 2026, with ICE for the activation of a federal immigration processing center at the 1,188-bed Big Horn Facility in Hudson, Colorado, while also entering into a lease agreement with the facility owner. The Big Horn Facility support services contract is expected to generate approximately $85 million in annual revenues in the first full year of operations.

We entered into a five-year support services contract, effective August 1, 2026, with ICE for the activation of a federal immigration processing center at our GEO-owned, 1,320-bed Rivers Facility in Winton, North Carolina. The Rivers Facility support services contract is expected to generate approximately $80 million in annual revenues in the first full year of operations.

The City of Big Spring, Texas entered into a 10-year intergovernmental service agreement with ICE, effective November 1, 2026, for the activation of a federal immigration processing center at the 2,329-bed Big Spring Complex in Texas (the “Big Spring Complex”), consisting of the 1,404-bed Flightline Facility and the 925-bed Cedar Hill Facility. GEO will provide support services at the Big Spring Complex, which is expected to generate approximately $200 million in annual revenues for GEO in the first full year of operations.

Under all three contracts, ICE will reimburse GEO for the capital expenditures needed to reactivate these four facilities, as well as provide funding for start-up expenses during the activation period. We expect the activation of the Big Horn Facility and Rivers Facility to be completed by the end of 2026, with both facilities expected to achieve normalized operations and earnings contribution in early 2027, while the activation of the Big Spring Complex is expected to be completed by the end of the first quarter of 2027, with normalized operations and earnings contribution expected in the second quarter of 2027.

We entered into a new 10-year management contract, effective October 28, 2026, with ICE for the continued provision of support services at the GEO-owned 1,635-bed Northwest ICE Processing Center located in Tacoma, Washington. The new 10-year contract is expected to generate approximately $140 million in annual revenues for GEO and continue through October 27, 2036.

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Contact: Pablo E. Paez	(866) 301 4436
Executive Vice President, Corporate Relations

NEWS RELEASE

Facility Sales

On October 2, 2026, we completed the sales of the 1,280-bed Adelanto West ICE Processing Center, 660-bed Adelanto East ICE Processing Center, and 704-bed Desert View Annex located in Adelanto, California (the “Adelanto Complex”) to the United States of America and its assigns, by and through the Department of Homeland Security, for an aggregate gross sales price of $950 million, with net proceeds of approximately $705 million after federal and state taxes and transaction fees and expenses. We expect to continue providing support services under our existing contract with ICE for the Adelanto Complex, which has a full term effective through December 19, 2034.

In addition to these completed sales, we remain engaged in an active process for the sale of multiple other company-owned facilities to ICE, subject to mutual agreement on price and GEO’s continued management of those facilities under long-term support services contracts. At this time, there is no definitive agreement in place and no precise timeline for the closing of any additional transactions, and we can provide no assurance that any additional transactions will occur.

Financial Guidance

Today, we updated our financial guidance for the fourth quarter and full year 2026. For the fourth quarter 2026, we increased our Net Income Attributable to GEO Operations guidance to a range of $591 million to $595.5 million, which includes the gain on sale of the Adelanto Complex. We increased our fourth quarter 2026 Adjusted Net Income guidance to a range of $46 million to $51 million, or a range of $0.35 to $0.39 per diluted share, on quarterly revenues of $777 million to $827 million. We increased our fourth quarter 2026 Adjusted EBITDA guidance to a range of $149 million to $154 million.

For the full year 2026, we increased Net Income Attributable to GEO Operations guidance to a range of $726.3 million to $730.5 million, which includes the gain on sale of the Adelanto Complex in the fourth quarter of 2026. We increased full year 2026 Adjusted Net Income guidance to a range of $185 million to $190 million, or a range of $1.40 to $1.44 per diluted share, on annual revenues of $2.975 billion to $3.025 billion and based on an effective tax rate of approximately 28 percent, inclusive of known discrete items. We increased our full year 2026 Adjusted EBITDA guidance to a range of $568 million to $573 million. We expect total unreimbursed capital expenditures for the full year 2026 to be between $140 million and $150 million.

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Contact: Pablo E. Paez	(866) 301 4436
Executive Vice President, Corporate Relations

NEWS RELEASE

Balance Sheet

On October 5, 2026, we entered into an Amended and Restated Credit Agreement to extend the maturity of our $550 million Revolving Credit Facility to July 14, 2031 and to increase our restricted payments capacity, including share repurchases.

On October 15, 2026, we used the proceeds from the sale of the Adelanto Complex to complete the redemption of our $650 million, 8.625% Senior Secured Notes due 2029 (the “2029 Senior Secured Notes”). Following the redemption of the 2029 Senior Secured Notes, our outstanding corporate debt totals $625 million, consisting of our 10.250% Senior Unsecured Notes due 2031 (the “2031 Senior Unsecured Notes”).

Our available liquidity is approximately $600 million, including cash on hand and Revolving Credit Facility availability.

We are permitted to make unlimited restricted payments, including share repurchases, under our Credit Agreement, to the extent the Company’s total leverage ratio (as defined therein) calculated on a pro forma basis after giving effect to such restricted payment would be equal to or less than 2.25 to 1.00 and no default exists thereunder.

Additionally, under the Indenture governing the 2031 Senior Unsecured Notes, we are permitted to make unlimited restricted payments, including share repurchases, to the extent the Company’s consolidated total leverage ratio (as defined therein) calculated on a pro forma basis after giving effect to such restricted payment would be equal to or less than 2.00 to 1.00 and no default exists thereunder.

Share Repurchase Program

On October 5, 2026, we announced that our Board of Directors approved a $750 million increase to our share repurchase program, from $500 million to $1.25 billion, which is effective through December 31, 2029.

As of November 5, 2026, we had repurchased approximately 10.1 million shares of GEO common stock at an aggregate cost of approximately $177 million under our $1.25 billion share repurchase authorization, bringing our current outstanding share count to approximately 132 million and leaving approximately $1.07 billion of repurchase authorization available under the share repurchase program.

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Contact: Pablo E. Paez	(866) 301 4436
Executive Vice President, Corporate Relations

NEWS RELEASE

Repurchases of GEO’s outstanding common stock will be made in accordance with applicable securities laws and may be made at our senior management’s discretion from time to time in the open market, by block purchase, through privately negotiated transactions, pursuant to a trading plan, or otherwise in compliance with Rule 10b-18 under the Securities Exchange Act of 1934, as amended. The authorization for the share repurchase program may be extended, increased, decreased, suspended or terminated by our Board of Directors in its discretion at any time.

Repurchases of our common stock (and the timing thereof) will depend upon market conditions, regulatory requirements, the Company’s existing obligations, including our Credit Agreement, other corporate liquidity requirements and priorities and other factors as may be considered in the Company’s sole discretion. The authorization for the share repurchase program does not obligate GEO to purchase any particular amount of the Company’s common stock.

Conference Call Information

We have scheduled a conference call and webcast for today at 1:00 PM (Eastern Time) to discuss our third quarter 2026 financial results as well as our outlook. The call-in number for the U.S. is 1-877-250-1553 and the international call-in number is 1-412-542-4145. In addition, a live audio webcast of the conference call may be accessed on the Webcasts section under the News, Events and Reports tab of GEO’s investor relations webpage at investors.geogroup.com. A replay of the webcast will be available on the website for one year. A telephonic replay of the conference call will be available through November 12, 2026, at 1-855-669-9658 (U.S.) and 1-412-317-0088 (International). The participant passcode for the telephonic replay is 2402738.

About The GEO Group

The GEO Group, Inc. (NYSE: GEO) is a leading diversified government service provider, specializing in design, financing, development, and support services for secure facilities, processing centers, and community reentry centers in the United States, Australia, South Africa, and the United Kingdom. GEO’s diversified services include enhanced in-custody rehabilitation and post-release support through the award-winning GEO Continuum of Care®, secure transportation, electronic monitoring, community-based programs, and correctional health and mental health care. GEO’s worldwide operations include the ownership and/or delivery of support services for 97 facilities totaling approximately 76,000 beds, including idle facilities and projects under development, with a workforce of up to approximately 20,000 employees.

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Contact: Pablo E. Paez	(866) 301 4436
Executive Vice President, Corporate Relations

NEWS RELEASE

Reconciliation Tables and Supplemental Information

GEO has made available Supplemental Information which contains reconciliation tables of Net Income Attributable to GEO Operations to Adjusted Net Income, and Net Income to EBITDA and Adjusted EBITDA, along with supplemental financial and operational information on GEO’s business and other important operating metrics. The reconciliation tables are also presented herein. Please see the section below titled “Note to Reconciliation Tables and Supplemental Disclosure - Important Information on GEO’s Non-GAAP Financial Measures” for information on how GEO defines these supplemental Non-GAAP financial measures and reconciles them to the most directly comparable GAAP measures. GEO’s Reconciliation Tables can be found herein and in GEO’s Supplemental Information available on GEO’s investor webpage at investors.geogroup.com.

Note to Reconciliation Tables and Supplemental Disclosure –

Important Information on GEO’s Non-GAAP Financial Measures

Adjusted Net Income, EBITDA, and Adjusted EBITDA are non-GAAP financial measures that are presented as supplemental disclosures. GEO has presented herein certain forward-looking statements about GEO’s future financial performance that include non-GAAP financial measures, including Net Debt, Net Leverage, and Adjusted EBITDA. The determination of the amounts that are included or excluded from these non-GAAP financial measures is a matter of management judgment and depends upon, among other factors, the nature of the underlying expense or income amounts recognized in a given period.

While we have provided a high-level reconciliation for the guidance ranges for full year 2026, we are unable to present a more detailed quantitative reconciliation of the forward-looking non-GAAP financial measures to their most directly comparable forward-looking GAAP financial measures because management cannot reliably predict all of the necessary components of such GAAP measures. The quantitative reconciliation of the forward-looking non-GAAP financial measures will be provided for completed annual and quarterly periods, as applicable, calculated in a consistent manner with the quantitative reconciliation of non-GAAP financial measures previously reported for completed annual and quarterly periods.

Net Debt is defined as gross principal debt less cash on hand. Net Leverage is defined as Net Debt divided by Adjusted EBITDA.

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Contact: Pablo E. Paez	(866) 301 4436
Executive Vice President, Corporate Relations

NEWS RELEASE

EBITDA is defined as net income adjusted by adding provisions for income tax, interest expense, net of interest income, and depreciation and amortization. Adjusted EBITDA is defined as EBITDA adjusted for (gain)/loss on asset divestitures/impairment, pre-tax, net loss attributable to noncontrolling interests, stock-based compensation expenses, pre-tax, non-cash contingent liability and litigation settlement costs, pre-tax, start-up expenses, pre-tax, transaction fees, pre-tax, employee restructuring expenses, pre-tax, close-out expenses, pre-tax, other non-cash revenue and expenses, pre-tax, and certain other adjustments as defined from time to time.

Given the nature of our business as a real estate owner and support services provider, we believe that EBITDA and Adjusted EBITDA are helpful to investors as measures of our operational performance because they provide an indication of our ability to incur and service debt, to satisfy general operating expenses, to make capital expenditures, and to fund other cash needs or reinvest cash into our business.

We believe that by removing the impact of our asset base (primarily depreciation and amortization) and excluding certain non-cash charges, amounts spent on interest and taxes, and certain other charges that are highly variable from year to year, EBITDA and Adjusted EBITDA provide our investors with performance measures that reflect the impact to operations from trends in occupancy rates, per diem rates and operating costs, providing a perspective not immediately apparent from net income.

The adjustments we make to derive the non-GAAP measures of EBITDA and Adjusted EBITDA exclude items which may cause short-term fluctuations in income from continuing operations and which we do not consider to be the fundamental attributes or primary drivers of our business plan and they do not affect our overall long-term operating performance. EBITDA and Adjusted EBITDA provide disclosure on the same basis as that used by our management and provide consistency in our financial reporting, facilitate internal and external comparisons of our historical operating performance and our business units and provide continuity to investors for comparability purposes.

Adjusted Net Income is defined as net income attributable to GEO operations adjusted for certain items which by their nature are not comparable from period to period or that tend to obscure GEO’s actual operating performance, including for the periods presented (gain)/loss on asset divestitures/impairment, pre-tax, loss on extinguishment of debt, pre-tax, non-cash contingent liability and litigation and settlement costs, pre-tax, start-up expenses, pre-tax, transaction fees, pre-tax, employee restructuring expenses, pre-tax, close-out expenses, pre-tax, and the tax effect of adjustments to net income attributable to GEO operations.

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Contact: Pablo E. Paez	(866) 301 4436
Executive Vice President, Corporate Relations

NEWS RELEASE

Safe-Harbor Statement

This press release contains forward-looking statements regarding future events and future performance of GEO that involve risks and uncertainties that could materially and adversely affect actual results, including statements regarding GEO’s financial guidance for the fourth quarter and full year of 2026, GEO’s belief that its stock continues to be undervalued, the $1.25 billion share repurchase program authorized by GEO’s Board of Directors and GEO’s capital allocation priorities, the anticipated timing and annualized revenues related to the activation of certain facilities and new and amended contracts, GEO’s continued engagement in an active process for the sale of multiple company-owned facilities, GEO’s ability to capture additional growth opportunities, and the Company’s efforts to strengthen its capital structure and enhance shareholder value through capital returns. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “will,” “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “estimate,” or “continue” or the negative of such words and similar expressions. Risks and uncertainties that could cause actual results to vary from current expectations and forward-looking statements contained in this press release include, but are not limited to: (1) GEO’s ability to meet its financial guidance for the fourth quarter and full year of 2026 given the various risks to which its business is exposed; (2) GEO’s ability to execute on the $1.25 billion share repurchase program authorized by GEO’s Board of Directors on the timeline it expects; (3) GEO’s ability to deleverage and repay, refinance or otherwise address its debt maturities in an amount and on terms commercially acceptable to GEO, and on the timeline it expects or at all; (4) GEO’s ability to identify and successfully complete any potential sales of company-owned assets and businesses or potential acquisitions of assets or businesses on commercially advantageous terms on a timely basis, or at all; (5) changes in federal and state government policy, orders, directives, legislation and regulations that affect public-private partnerships with respect to secure, correctional and detention facilities, processing centers and reentry centers; (6) changes in federal immigration policy; (7) public and political opposition to the use of public-private partnerships with respect to secure correctional and detention facilities, processing centers and reentry centers; (8) the impact of any future global pandemic on GEO and GEO’s ability to mitigate the risks associated with such pandemic; (9) GEO’s ability to sustain or improve company-wide occupancy rates at its facilities; (10) fluctuations in GEO’s operating results, including as a result of contract activations, contract terminations, contract renegotiations, changes in occupancy levels and increases in GEO’s operating costs; (11) general economic and market conditions, including changes to governmental budgets and their impact on new contract terms, contract renewals, renegotiations, per diem rates, fixed payment provisions, and occupancy levels; (12) GEO’s ability to address inflationary pressures related to labor-related expenses and other operating costs; (13) GEO’s ability to timely open facilities as planned, profitably manage such facilities and successfully integrate such facilities into GEO’s operations without substantial costs; (14) GEO’s ability to win management contracts for which it has submitted proposals and to retain existing management contracts; (15) risks associated with GEO’s ability to control operating costs associated with contract start-ups; (16) GEO’s ability to successfully pursue growth opportunities and continue to create shareholder value; (17) GEO’s ability to obtain financing or access the capital markets in the future on acceptable terms or at all; (18) any adverse impact on GEO’s financial results caused by any past or future federal government shutdown; (19) risks associated with the U.S. Supreme Court agreeing to hear GEO’s appeal in the Nwauzor case and GEO’s ability to prevail on the merits; and (20) other factors contained in GEO’s Securities and Exchange Commission periodic filings, including its Form 10-K, 10-Q and 8-K reports, many of which are difficult to predict and outside of GEO’s control.

Contact: Pablo E. Paez	(866) 301 4436
Executive Vice President, Corporate Relations

NEWS RELEASE

Third quarter and first nine months 2026 financial tables to follow:

Condensed Consolidated Balance Sheets*

(Unaudited)

	As of	As of
	September 30, 2026	December 31, 2025
	(unaudited)	(unaudited)
ASSETS
Cash and cash equivalents	$215,955	$68,995
Restricted cash and cash equivalents	5,297	2,998
Accounts receivable, less allowance for doubtful accounts	544,411	593,463
Prepaid expenses and other current assets	40,792	53,073

Total current assets	$806,455	$718,529
Restricted Cash and Investments	192,008	179,366
Property and Equipment, Net	1,713,918	1,884,198
Operating Lease Right-of-Use Assets, Net	122,014	72,294
Assets Held for Sale	146,798	—
Deferred Income Tax Assets	9,396	9,396
Intangible Assets, Net (including goodwill)	867,916	873,360
Other Non-Current Assets	126,122	106,479

Total Assets	$3,984,627	$3,843,622

LIABILITIES AND SHAREHOLDERS’ EQUITY
Accounts payable	$73,398	$58,727
Accrued payroll and related taxes	117,237	82,086
Accrued expenses and other current liabilities	259,202	197,530
Operating lease liabilities, current portion	21,132	17,193
Current portion of finance lease obligations and long-term debt	1,369	1,355

Total current liabilities	$472,338	$356,891
Deferred Income Tax Liabilities	99,689	99,689
Other Non-Current Liabilities	208,838	176,083
Operating Lease Liabilities	103,828	57,557
Long-Term Debt	1,529,252	1,649,268
Total Shareholders’ Equity	1,570,682	1,504,134

Total Liabilities and Shareholders’ Equity	$3,984,627	$3,843,622

*	All figures in ‘000s

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Contact: Pablo E. Paez	(866) 301 4436
Executive Vice President, Corporate Relations

NEWS RELEASE

Condensed Consolidated Statements of Operations*

(Unaudited)

	Q3 2026	Q3 2025	YTD 2026	YTD 2025
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Revenues	$761,062	$682,341	$2,198,347	$1,923,854
Operating expenses	552,369	508,881	1,604,581	1,438,574
Depreciation and amortization	34,182	33,039	102,208	97,907
General and administrative expenses	72,122	62,121	198,167	176,116
Contingent Litigation Reserve	—	37,600	—	37,600

Operating income	102,389	40,700	293,391	173,657
Interest income	2,051	2,558	6,951	7,021
Interest expense	(38,143)	(38,234)	(115,000)	(122,582)
Loss on extinguishment of debt	—	(7,851)	—	(8,446)
Other Income	—	—	—	5,514
Gain/(Loss) on asset divestitures/impairment	—	232,381	(673)	232,381

Income before income taxes and equity in earnings of affiliates	66,297	229,554	184,669	287,545
Provision for income taxes	17,910	56,391	51,814	68,771
Equity in earnings of affiliates, net of income tax provision	816	759	2,114	3,764

Net income	49,203	173,922	134,969	222,538
Less: Net loss attributable to noncontrolling interests	11	18	82	68

Net Income Attributable to The GEO Group, Inc. Operations	$49,214	$173,940	$135,051	$222,606

Weighted Average Common Shares Outstanding:
Basic	129,969	138,283	131,052	137,992
Diluted	132,002	139,992	132,691	140,509
Net Income per Common Share Attributable to The GEO Group, Inc. Operations
Basic:
Net income per share — basic	$0.38	$1.26	$1.03	$1.61

Diluted:
Net income per share — diluted	$0.37	$1.24	$1.02	$1.58

* All figures in ‘000s, except per share data

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Contact: Pablo E. Paez	(866) 301 4436
Executive Vice President, Corporate Relations

NEWS RELEASE

Reconciliation of Net Income to EBITDA and Adjusted EBITDA,

and Net Income Attributable to GEO Operations to Adjusted Net Income*

(Unaudited)

	Q3 2026	Q3 2025	YTD 2026	YTD 2025
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Net income	$49,203	$173,922	$134,969	$222,538
Add:
Income tax provision **	18,209	56,610	52,558	69,389
Interest expense, net of interest income ***	36,092	43,527	108,049	124,007
Depreciation and amortization	34,182	33,039	102,208	97,907

EBITDA	$137,686	$307,098	$397,784	$513,841

Add (Subtract):
(Gain)/Loss on asset divestitures/impairment, pre-tax	—	(232,381)	673	(232,381)
Net loss attributable to noncontrolling interests	11	18	82	68
Stock based compensation expenses, pre-tax	5,002	7,627	17,691	19,621
Non-cash contingent liability and litigation and settlement costs, pre-tax	410	37,661	410	38,192
Start-up expenses, pre-tax	1,208	400	1,717	400
Transaction fees, pre-tax	123	21	445	76
Employee restructuring expenses, pre-tax	1,250	41	1,842	373
Close-out expenses, pre-tax	459	748	478	1,424
Other non-cash revenue & expenses, pre-tax	(811)	(1,140)	(2,374)	(3,159)

Adjusted EBITDA	$145,338	$120,093	$418,748	$338,455

Net Income Attributable to The GEO Group, Inc. Operations	$49,214	$173,940	$135,051	$222,606
Add (Subtract):
(Gain)/Loss on asset divestitures/impairment, pre-tax	—	(232,381)	673	(232,381)
Loss on extinguishment of debt, pre-tax	—	7,851	—	8,446
Non-cash contingent liability and litigation and settlement costs, pre-tax	410	37,661	410	38,192
Start-up expenses, pre-tax	1,208	400	1,717	400
Transaction fees, pre-tax	123	21	445	76
Employee restructuring expenses, pre-tax	1,250	41	1,842	373
Close-out expenses, pre-tax	459	748	478	1,424
Tax effect of adjustment to net income attributable to GEO Operations (1)	(867)	46,689	(1,399)	46,138

Adjusted Net Income	$51,797	$34,970	$139,217	$85,274

Weighted average common shares outstanding - Diluted	132,002	139,992	132,691	140,509

Adjusted Net Income per Diluted Share	$0.39	$0.25	$1.05	$0.61

*	All figures in ‘000s.

**	Includes income tax provision on equity in earnings of affiliates.

***	Includes loss on extinguishment of debt.

(1)

Tax adjustment related to (gain)/loss on asset divestitures/impairment, loss on extinguishment of debt, non-cash contingent liability and litigation and settlement costs, start-up expenses, transaction fees, employee restructuring expenses, and close-out expenses.

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Contact: Pablo E. Paez	(866) 301 4436
Executive Vice President, Corporate Relations

NEWS RELEASE

2026 Outlook/Reconciliation

(In thousands, except per share data)

(Unaudited)

	FY 2026
Net Income Attributable to GEO	$726,250	to	$730,500
(Gain)/Loss on Asset Sale, pre-tax	(765,200)		(765,200)
Net Interest Expense	128,050		128,050
Loss on Extinguishment of Debt, pre-tax	37,600		37,600
Tax effect of Adjustments	182,000		182,000
Income Taxes (including income tax provision on equity in earnings of affiliates)	98,000		98,750
Depreciation and Amortization	136,000		136,000
Non-Cash Stock Based Compensation	23,000		23,000
Other Non-Cash	2,300		2,300

Adjusted EBITDA	$568,000	to	$573,000

Net Income Attributable to GEO Per Diluted Share	$5.49	to	$5.53

Adjusted Net Income Per Diluted Share	$1.40		$1.44
Weighted Average Common Shares Outstanding-Diluted	132,200	to	132,200
CAPEX
Growth	23,500	to	25,000
Technology	34,000		36,000
Facility Maintenance	82,500		89,000

Capital Expenditures	140,000	to	150,000

Total Debt, Net	$550,000		$525,000
Total Leverage, Net	0.96		0.92

Note: The above outlook does not include the impact of any potential one-time legal settlements

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Contact: Pablo E. Paez	(866) 301 4436
Executive Vice President, Corporate Relations